UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

Phoenix Education Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-42899	38-3922540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 S. Riverpoint Parkway Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(800) 990-2765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PXED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 16, 2026, Phoenix Education Partners, Inc. (the “Company”) agreed to acquire Fuel50 Inc. (“Fuel50”), an AI-powered workforce transformation platform. The acquisition will be effected pursuant to an Agreement and Plan of Merger, dated as of September 16, 2026 (the “Merger Agreement”), by and among the Company, CEG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Fuel50, and Phil Dur, solely in his capacity as the representative of the securityholders of Fuel50, pursuant to which Merger Sub will merge with and into Fuel50, with Fuel50 surviving as a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will acquire Fuel50 for an aggregate cash purchase price of approximately $31.5 million, subject to customary adjustments for working capital, cash, indebtedness and transaction expenses. In addition, former Fuel50 securityholders may receive earnout payments of up to $8.5 million in the aggregate through calendar year 2027 based on the achievement of certain performance milestones. The acquisition will be funded with cash on hand.

The acquisition is expected to close within 30 days and is subject to customary closing conditions, including receipt of required Fuel50 stockholder approvals and satisfaction or waiver of other closing conditions.

A press release regarding the foregoing is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding the proposed acquisition of Fuel50, the expected timing and completion of the acquisition and the anticipated benefits of the acquisition, are forward-looking statements.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to: our ability to successfully complete the proposed acquisition of Fuel50 on the anticipated timeline or at all; our ability to successfully integrate Fuel50 and realize the anticipated benefits of the acquisition; the risk that the closing conditions to the acquisition may not be satisfied; unexpected costs, charges or expenses resulting from the acquisition; the potential impact of the announcement or consummation of the acquisition on relationships with third parties, including customers, employees, and business partners; and other risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

These forward-looking statements are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this Current Report on Form 8-K and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. This Current Report on Form 8-K should be read completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX EDUCATION PARTNERS, INC.

Date: September 17, 2026	By:	/s/ Srini Medi
		Name:	Srini Medi
		Title:	Chief Legal Officer and Secretary

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